Ballantyne Strong Reports Financial Results

for Third Quarter 2016

OMAHA, Nebraska (November 8, 2016) – Ballantyne Strong, Inc. (NYSE MKT: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today reported financial results for the third quarter ended September 30, 2016.

Net revenues were $18.7 million in the third quarter of 2016, compared with $19.7 million in the same period of the prior year. Income from operations was $0.3 million in the third quarter of 2016, compared with a loss from operations of ($1.0) million in the same period of the prior year. Net loss from continuing operations totaled ($0.5) million, or ($0.03) per share, in the third quarter of 2016, compared with a net loss from continuing operations of ($2.5) million, or ($0.18) per share, in the same period of the prior year.

The financial results for the third quarter of 2016 include certain items that had a disproportionally negative impact on our third quarter of 2016 results. These items included ($0.4) million related to warranty expense, ($0.3) million related to an inventory revaluation and ($0.8) million related to a volume rebate.

Kyle Cerminara, Chairman and CEO of Ballantyne Strong, Inc. commented, “I am pleased with our progress during the third quarter of 2016. While the third quarter of 2016 was negatively impacted by a few items, the timing of which disproportionally impacted this quarter, we continue to make a great deal of progress with the turnaround of the company and we are excited about the revenue and earnings prospects as we move into 2017. Our team continues to focus now on building from the foundation we’ve laid out in the last year, and though this work takes time, we are confident in the long-term shareholder value we are creating. We have made thoughtful investments that we believe have significant potential over the long term. In the past several quarters, we’ve begun reinvesting in areas that have potential to deliver high returns. Some of the most important investments we’ve made have been in our sales force, digital media software, new businesses, R&D and in our corporate infrastructure. Though these investments will impact our earnings in the short term, our expectation is that they deliver high returns for us in the long term. I’m very excited about the potential impact of these investments over the coming quarters and years.”

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Q3 2016 Financial Summary

Cinema revenues were $11.1 million in the third quarter of 2016, compared with $11.0 million in the same period of the prior year. The increase is due to higher screen sales, which was partially offset by a decrease in sales of distributed products.

Digital Media revenues were $7.9 million in the third quarter of 2016, compared with $9.0 million in the same period of the prior year. The decrease is attributable to the prior year period including revenue generated by a few large installation projects and equipment sales.

Consolidated gross profit was $4.4 million in the third quarter of 2016, compared with $3.8 million in the same quarter of the prior year. Gross margin was 23.4% in the third quarter of 2016, compared with 19.1% in the same quarter of the prior year. The increase in gross margin percentage was driven by more effective management of operating costs and a more favorable sales mix. There were several items in the third quarter that negatively impacted gross profit including a warranty reserve adjustment of ($0.4) million, or (1.9%), an inventory reserve adjustment of ($0.3) million, or (1.4%) and a volume rebate of ($0.8) million, or (4.1%).

Selling, general and administrative expenses (SG&A) were $4.1 million in the third quarter of 2016, compared with $4.8 million in the same quarter of the prior year. The decrease in SG&A was driven by a prior year charge of ($0.6) million related to the impairment of software intangibles. Expense reductions in several areas of SG&A in the third quarter of 2016 in comparison to the same period of the prior year were offset by investments in areas that are expected to drive revenue growth and operating efficiencies.

Nine Month Results

For the nine months ended September 30, 2016, net revenues were $56.3 million, compared with $56.7 million for the same period in 2015. Gross profit amounted to $15.8 million, or 28.0% of net revenues, compared to gross profit of $11.5 million, or 20.3% of net revenues in the prior year period. Net earnings from continuing operations were $0.5 million, or $0.03 per share, for the nine months ended September 30, 2016, compared to a net loss from continuing operations of ($15.2) million, or ($1.08) per share for the same period of the prior year.

Discontinued Operations

As a result of the plan to pursue a sale of the Strong Westrex operations, the financial results of the Strong Westrex business are being reported as discontinued operations in the condensed consolidated statement of operations. All prior period results have been reclassified to reflect results from continuing operations. Net loss from discontinued operations was ($8) thousand in the third quarter of 2016, compared to a net loss of ($0.7) million in the same quarter of the prior year.

Balance Sheet

Excluding assets held for sale, Ballantyne’s cash and cash equivalents balance at September 30, 2016 was $13.8 million, which was lower than $17.9 million at December 31, 2015. The decrease in cash was driven by cash utilized for the purchase of equity investments. The cash balance for the Strong Westrex operations, classified under assets held for sale, was $1.4 million as of September 30, 2016. Investments in equity method investments had a book value of $7.8 million and a market value of $10.5 million as of September 30, 2016. Investments in marketable securities had a book and market value of $2.0 million as of September 30, 2016.

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Conference Call and Webcast

A conference call to discuss 2016 third quarter financial results will be held on Tuesday, November 8, 2016 at 5:00 p.m. Eastern Time / 4:00 p.m. Central Time. Investors and analysts are invited to access the conference call by dialing 866-652-5200 (domestic) or 412-317-6060 (international), and referencing “Ballantyne Strong”. A link to the third quarter presentation and a live webcast of the call is available on the Investors – Financial Reports & Webcasts section of http://www.strong-world.com.

After the live webcast, a replay will remain available in the Investor Relations section of Ballantyne Strong’s website. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through November 22, 2016, conference ID 10091963.

About Ballantyne Strong, Inc. (www.strong-world.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate the new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Ryan Burke	Elise Stejskal
Chief Financial Officer	Investor Relations
402/829-9434	402/829-9423

-tables follow-

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,834	$17,862
Accounts receivable (net of allowance for doubtful accounts of $1,117 and $1,207, respectively)	12,501	11,032
Inventories:
Finished goods, net	6,307	5,651
Work in process	669	190
Raw materials and components, net	1,127	1,351
Total inventories, net	8,103	7,192
Recoverable income taxes	539	85
Other current assets	1,757	2,556
Current assets held for sale	1,684	7,219
Total current assets	38,418	45,946
Property, plant and equipment (net of accumulated depreciation of $8,326 and $6,578, respectively)	11,284	11,703
Marketable securities	1,967	2,101
Equity method investments	7,811	4,001
Intangible assets, net	847	235
Goodwill	910	863
Notes receivable	1,669	1,669
Other assets	68	281
Noncurrent assets held for sale	—	65
Total assets	$62,974	$66,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,236	$4,948
Accrued expenses	4,131	3,583
Customer deposits/deferred revenue	3,375	3,550
Income tax payable	82	1,291
Current liabilities held for sale	606	4,395
Total current liabilities	13,430	17,767
Deferred revenue	1,231	1,288
Deferred income taxes	1,548	1,716
Other accrued expenses, net of current portion	811	1,581
Total liabilities	17,020	22,352
Stockholders’ equity:
Preferred stock, par value $.01 per share; Authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; Authorized 25,000 shares; issued 17,023 and 16,925 shares at September 30, 2016 and December 31, 2015, respectively; 14,255 and 14,191 shares outstanding at September 30, 2016 and December 31, 2015, respectively	169	169
Additional paid-in capital	39,614	39,157
Accumulated other comprehensive income:
Foreign currency translation	(4,901)	(6,229)
Postretirement benefit obligations	74	74
Unrealized gain on available-for-sale securities of equity method investment	62	—
Retained earnings	29,345	29,595
	64,363	62,766
Less 2,768 and 2,734 of common shares in treasury, at cost at September 30, 2016 and December 31, 2015	(18,409)	(18,254)
Total stockholders’ equity	45,954	44,512
Total liabilities and stockholders’ equity	$62,974	$66,864

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2016 and 2015

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net product sales	$13,071	$13,732	$39,668	$39,750
Net service revenues	5,597	6,014	16,672	16,976
Total net revenues	18,668	19,746	56,340	56,726
Cost of products sold	11,172	11,693	31,210	33,834
Cost of services	3,119	4,273	9,368	11,362
Total cost of revenues	14,291	15,966	40,578	45,196
Gross profit	4,377	3,780	15,762	11,530
Selling and administrative expenses:
Selling	1,128	1,015	3,302	3,948
Administrative	2,992	3,739	9,128	11,194
Total selling and administrative expenses	4,120	4,754	12,430	15,142
Gain (loss) on the sale or disposal of assets	—	(14)	1	(392)
Income (loss) from operations	257	(988)	3,333	(4,004)
Other income (expense):
Interest income	59	21	99	351
Interest expense	(41)	(12)	(81)	(43)
Foreign currency transaction gain (expense)	23	765	(982)	1,321
Change in value of marketable securities	(34)	—	(400)	—
Excess distribution from joint venture	—	—	502	—
Fair value adjustment to notes receivable	—	(1,595)	—	(1,595)
Other income (expense), net	(7)	(2)	36	22
Total other income (expense)	—	(823)	(826)	56
Earnings (loss) before income taxes and equity method investment income	257	(1,811)	2,507	(3,948)
Income tax expense	(748)	(669)	(2,085)	(11,365)
Equity method investment income	29	—	70	94
Net earnings (loss) from continuing operations	(462)	(2,480)	492	(15,219)
Net loss from discontinued operations, net of tax	(8)	(721)	(742)	(1,065)
Net loss	$(470)	$(3,201)	$(250)	$(16,284)
Net earnings (loss) per share - basic
Net earnings (loss) from continuing operations	$(0.03)	$(0.18)	$0.03	$(1.08)
Net loss from discontinued operations	(0.00)	(0.05)	(0.05)	(0.07)
Net loss	$(0.03)	$(0.23)	$(0.02)	$(1.15)
Net earnings (loss) per share - diluted
Net earnings (loss) from continuing operations	$(0.03)	$(0.18)	$0.03	$(1.08)
Net loss from discontinued operations	(0.00)	(0.05)	(0.05)	(0.07)
Net loss	$(0.03)	$(0.23)	$(0.02)	$(1.15)

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Months Ended September 30, 2016 and 2015

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(250)	$(16,284)
Net loss from discontinued operations, net of tax	742	1,065
Net earnings (loss) from continuing operations	492	(15,219)
Adjustments to reconcile net earnings (loss) from continuing operations to net cash (used in) provided by operating activities:
Provision for doubtful accounts	1	92
Provision for obsolete inventory	(101)	1,645
Provision for warranty	260	434
Depreciation and amortization	1,658	1,622
Fair value adjustment to notes receivable	—	1,595
Impairment of intangibles	—	638
Excess distribution from joint venture	(502)	—
Equity method investment income	(70)	(94)
Change in value of marketable securities	400	—
(Gain) loss on disposal or transfer of assets	(1)	392
Deferred income taxes	(195)	8,374
Share-based compensation expense	357	269
Changes in operating assets and liabilities:
Accounts, unbilled and notes receivable	(439)	6,074
Inventories	(733)	(81)
Other current assets	113	(62)
Accounts payable	(205)	(1,009)
Accrued expenses	348	(644)
Customer deposits/deferred revenue	(233)	(438)
Income taxes payable	(1,708)	1,425
Other assets	33	(62)
Net cash flows from operating activities – continuing operations	(525)	4,951
Net cash flows from operating activities – discontinued operations	(1,624)	(359)
Net cash (used in) provided by operating activities	(2,149)	4,592

Cash flows from investing activities:
Purchase of equity securities	(4,107)	—
Dividend from equity method investment	206	—
Capital expenditures	(1,102)	(1,051)
Proceeds from sale of assets	—	38
Net cash used in investing activities – continuing operations	(5,003)	(1,013)

Cash flows from financing activities:
Purchase of treasury stock	(155)	—
Proceeds from exercise of stock options	100	—
Payments on capital lease obligations	(239)	(14)
Excess tax benefits from share-based arrangements	6	10
Net cash used in financing activities – continuing operations	(288)	(4)
Effect of exchange rate changes on cash and cash equivalents –continuing operations	763	(1,241)
Effect of exchange rate changes on cash and cash equivalents – discontinued operations	(120)	(78)
Net (decrease) increase in cash and cash equivalents	(6,797)	2,256
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	4,208	3,190
Less: Cash balance included in assets held for sale at end of period	(1,439)	(2,772)
Cash and cash equivalents at beginning of period	17,862	19,301
Cash and cash equivalents at end of period	$13,834	$21,975
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations for property and equipment	$—	$935

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